UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2023

ATLANTIS GLORY INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-213608	38-3995730
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2106, Beautiful Group Tower, 77 Connaught Road Central, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code: +852-4620 9298

SHENGSHI ELEVATOR INTERNATIONAL HOLDING GROUP, INC.
(Former Name of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On March 28, 2022, Shengshi Elevator International Holding Group, Inc. (the “Company”), amended its articles of incorporation, changing its name to Atlantis Glory Inc. (the “Name Change”). The change was made in anticipation of entering into a new line of business operations. The Company’s name change to Atlantis Glory Inc was deemed effective by FINRA in their daily list on February 27, 2023.

Item 8.01 Other Events

Market effective February 28, 2023, the Company changed its stock ticker symbol from SSDT to AGLY (the “Symbol Change”). The Company’s ticker symbol change was also announced by FINRA in their daily list on February 27, 2023.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment, filed March 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 1, 2023

Atlantis Glory Inc.

/s/ CHENG, Sau Heung
By:	CHENG, Sau Heung
Title:	CEO, Director

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